Exhibit 31.2

Certification of Chief Financial Officer

of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Frank Waterhouse, Chief Financial Officer, certify that:

1) I have reviewed this Amendment No.1 on Form 10-K/A of NexPoint Capital, Inc.; and

2) Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 7, 2026

/s/ Frank Waterhouse Frank Waterhouse
Treasurer, Principal Accounting Officer and Principal
Financial Officer